Exhibit 99.2

CONSENT OF EVERCORE GROUP L.L.C.

March 3, 2021

The Board of Directors of

Teledyne Technologies Incorporated

1049 Camino Dos Rios

Thousand Oaks, California 91360

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated January 4, 2021, to the Board of Directors of Teledyne Technologies Incorporated (the “Company”) as Annex B to, and reference thereto under the captions “SUMMARY—Teledyne’s Reasons for the Mergers; Recommendation of Teledyne’s Board of Directors”, “SUMMARY—Opinion of Teledyne’s Financial Advisor”, “THE MERGERS—Background of the Mergers”, “THE MERGERS—Teledyne’s Reasons for the Mergers; Recommendation of the Teledyne Board of Directors”, “THE MERGERS—Unaudited Prospective Financial Information Used by the Teledyne Board of Directors and Teledyne’s Financial Advisor” and “THE MERGERS—Opinion of Teledyne’s Financial Advisor” in, the joint proxy statement/prospectus included in the Registration Statement on Form S-4 filed by the Company with the U.S. Securities and Exchange Commission on March 3, 2021, (the “Registration Statement”) and relating to the proposed merger involving the Company and FLIR Systems, Inc. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the Registration Statement), joint proxy statement/prospectus or any other document, except with our prior written consent. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

EVERCORE GROUP L.L.C.

By:

/s/ Ira Wolfson
Ira Wolfson
Senior Managing Director